Exhibit 23(d)

Consent of Independent Auditors

We consent to the use of our report dated June 26, 2025, with respect to the consolidated financial statements of Gridiron Intermediate Holdings, LLC and subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 30, 2026